Exhibit 3.2

GROUNDFLOOR FINANCE INC.

VOTING AGREEMENT

This Voting Agreement (the “Agreement”) is made and entered into as of this ___ day of ___, 20__, by and among Groundfloor Finance Inc., a Georgia corporation (the “Company”), and ____________ an individual (the “Shareholder”).

Witnesseth

Whereas, the Shareholder is purchasing shares of the Company’s Common Stock (the “Common Stock”), pursuant to that certain Common Stock Subscription Agreement (the “Subscription Agreement”) of even date herewith (the “Offering”); and

Whereas, the obligations in the Subscription Agreement are conditioned upon the execution and delivery of this Agreement; and

Whereas, in connection with the consummation of the Offering, the Shareholder has agreed to provide for the future voting of such Shareholder’s Common Stock as set forth below.

Now, Therefore, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholder and the Company hereto agree as follows:

AGREEMENT

1.	Voting.

1.1         Shareholder Shares.

(a)            The Shareholder agrees to hold all shares of voting Common Stock of the Company registered in such Shareholder’s respective name or beneficially owned by such Shareholder as of the date hereof and any and all other Common Stock of the Company legally or beneficially acquired by the Shareholder after the date hereof (hereinafter collectively referred to as the “Shareholder Shares”) subject to, and to vote the Shareholder Shares in accordance with and subject to the provisions of this Agreement.

1.2         Election of Directors. On all matters relating to the election and removal of directors of the Company, the Shareholder agrees to vote all Shareholder Shares (or the Shareholder shall consent pursuant to an action by written consent of the holders of capital stock of the Company) so as to elect members of the board of directors of the Company (the “Board”) as follows:

(a)             At each election of directors in which the holders of Common Stock, voting as a separate class, are entitled to elect directors of the Company, the Shareholder shall vote all of their respective Shareholder Shares so as to elect each of Brian Dally and Nick Bhargava (each, a “Founder”, and collectively, the “Founders”) to be directors of the Company for so long as each person shall hold or beneficially hold at least 5% of the voting stock of the Company. Any vote taken to remove any director elected pursuant to this Section 1.2(a), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 1.2(a), shall also be subject to the provisions of this Section 1.2(a).

(b)             In the event that any Founder ceases to serve as a director as set forth in Section 1.2(a), the Shareholder agrees to vote its Shareholder Shares for the removal of such director at the request of a majority of the members of the Board excluding the director to be removed.

1.3          No Liability for Election of Recommended Director. None of the parties hereto and no officer, director, stockholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board of Directors by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

1.4          Successors. The provisions of this Agreement shall be binding upon the successors in interest to any of the Shareholder Shares. The Company shall not permit the transfer of any of the Shareholder Shares on its books unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Shareholder, as applicable.

1.5         Other Rights. Except as provided by this Agreement or any other agreement entered into in connection with the Offering, the Shareholder shall exercise the full rights of a holder of capital stock of the Company with respect to the Shareholder Shares.

1.6         Approved Sale; Offering.

(a)             In the event that (i) the Board and (ii) the holders of a majority of the outstanding shares of Common Stock then held by the Founders and (iii) the holders of a majority of the outstanding shares of Series A Stock and any other classes of shares provided for in the Company’s Second Amended and Restated Certificate of Incorporation, as amended or restated (together, the “Requisite Holders”) approve any act or transaction described in Section 3.3 of the Company’s Second Amended and Restated Certificate of Incorporation, as amended or restated (an “Approved Sale”), (x) if the Approved Sale is structured as a merger or consolidation of the Company, or a sale of all or substantially all of the Company’s assets, the Shareholder agrees to be present, in person or by proxy, at all meetings for the vote thereon, to vote all shares of capital stock held by such person for, or in connection with any solicitation of written consents from the stockholders of the Company, and raise no objections to such Approved Sale, and to waive and refrain from exercising any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale or (y) if the Approved Sale is structured as a sale of the stock of the Company, the Shareholder agrees to sell the Shareholder Shares on the terms and conditions approved by the Requisite Holders. Subject to the foregoing, the Shareholder shall each take all necessary and desirable actions approved by the Requisite Holders in connection with the consummation of the Approved Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to (1) provide the representations, warranties, indemnities, covenants, conditions, non-compete agreements, escrow agreements and other provisions and agreements relating to such Approved Sale and (2) effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale.

(b)             In the event that the Requisite Holders approve a debt or equity financing of the Company (an “Approved Offering”), the Shareholder agrees to vote all Shareholder Shares held by such Shareholder at any meeting of the stockholders of the Company, however called, or in connection with any solicitation of written consents from the stockholders of the Company, in favor of the Approved Offering. Subject to the foregoing, the Shareholder shall take all necessary and desirable actions approved by the Requisite Holders in connection with the consummation of the Approved Offering.

1.7         Voting Covenants. With respect to all matters presented to the Company’s stockholders, the Shareholder shall vote all of the Shareholder Shares (or shall consent pursuant to an action by written consent of the holders of capital stock of the Company) in the same manner and in the same proportion as shares of such class (with respect to shares of the Company’s Common Stock) that are held by shareholders who are providing services to the Company as an officer or employee.

1.8         Irrevocable Proxy. To secure the Shareholder’s obligations to vote the Shareholder Shares in accordance with this Agreement, the Shareholder hereby irrevocably grants to and appoints the Chief Executive Officer, President, Secretary, and Executive Vice President of the Company (each, a “Company Party” and collectively, the “Company Parties”), or any of them from time to time, or their designees, as the Shareholder’s sole, exclusive, true and lawful proxy and attorney-in-fact, for and in the Shareholder’s name, place and stead, with the power to act alone and with full power of substitution and resubstitution, and hereby authorizes and empowers the Company Parties to vote all of the Shareholder Shares at any meeting of the stockholders of the Company and in every written consent in lieu of such meeting, as set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of such Shareholder. The proxy and power granted by the Shareholder pursuant to this Section are coupled with an interest and are given to secure the performance of such party’s duties under this Agreement. Each such proxy and power will be irrevocable for the term hereof. The proxy and power, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party or any other individual holder of the Common Stock and, so long as any party hereto is an entity, will survive the merger or reorganization of such party or any other entity holding the Shareholder Shares. Upon the execution of this Agreement by the Shareholder, the Shareholder hereby revokes any and all prior proxies or powers of attorney given by the Shareholder with respect to the Shareholder Shares. The Shareholder acknowledges and agrees that no subsequent proxies with respect to such Shareholder Shares shall be given, and if given, shall not be effective or ineffective ab initio. All authority conferred herein shall be binding upon and enforceable against any successors or assigns of the Shareholder and any transferees of the Shareholder Shares.

2.	Termination.

2.1         This Agreement shall continue in full force and effect from the date hereof until the date of the closing of a firmly underwritten public offering of the Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission, and declared effective under the Securities Act of 1933, as amended, that results in the Company’s Series A Stock being converted into Common Stock;

2.2          Notwithstanding anything in Section 2.1 to the contrary, if this Agreement is terminated automatically pursuant to Section 2.1, then the obligations of the Shareholder under Sections 1.6, 3.3, 3.4 and 3.13 shall survive such termination.

3.	Miscellaneous.

3.1          Ownership. The Shareholder represents and warrants to the Company that (a) such Shareholder owns the Shareholder Shares free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) the Shareholder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of the Shareholder enforceable in accordance with its terms.

3.2         Further Action. If and whenever any Shareholder Shares are sold, the Shareholder or the personal representative of the Shareholder shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the Shareholder Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.

3.3          Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

3.4         Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Georgia, and shall be binding upon the parties hereto in the United States and worldwide. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any federal or state court within the State of Georgia in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein or any other matter relating to the equity interests of the Shareholder in the Company (whether based on breach of contract, tort, breach of duty or any other theory), agrees that process may be served upon it in any manner authorized by the laws of the State of Georgia for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to jurisdiction, venue and such process. Each party agrees not to commence any legal proceedings based upon or arising out of this Agreement or the matters contemplated herein or any other matter relating to the equity interests of the Shareholder in the Company (whether based on breach of contract, tort, breach of duty or any other theory) except in such courts.

3.5          Amendment or Waiver. This Agreement may be amended, restated, supplemented or otherwise modified (or provisions of this Agreement waived) only upon the written consent of the Company. Any amendment or waiver so effected shall be binding upon the Company, each of the parties hereto and any assignee of any such party.

3.6         Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.7          Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

3.8         Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Shareholder Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Shareholder Shares for purposes of this Agreement.

3.9          Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one instrument.

3.10       Waiver. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

3.11       Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

3.12       Costs and Attorney’s Fees. To the extent permitted by applicable law, in the event that any action, suit or other proceeding is instituted based upon or arising out of this Agreement or the matters contemplated herein or any other matter relating to the equity interests of the Shareholder in the Company (whether based on breach of contract, tort, breach of duty or any other theory), the prevailing party shall recover all of such party's costs (including, but not limited to expert witness costs) and reasonable attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

3.13       Notices. All notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt. All communications shall be sent to the address appearing on the books of the Company or at such other address or electronic mail address as such party may designate by 10 days advance written notice to the other parties hereto.

3.14       Entire Agreement. This Agreement and the Exhibits hereto, along with the Subscription Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

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In Witness Whereof, the parties hereto have executed this Voting Agreement as of the date first above written.

COMPANY:	SHAREHOLDER:

Groundfloor Finance Inc.	By:
Name:
By:
Name:
Title:

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VOTING AGREEMENT